UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

SL Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	814-01366	85-3472615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01. Regulation FD Disclosure.

On October 7, 2022, SL Investment Corp.(the "Company") disclosed the below information.

Distributions

On September 26, 2022, the board of directors of the Company declared a distribution to stockholders in the amount of $0.56 per share, representing an annualized dividend yield of approximately 11.1%(1). The distribution will be payable on or around October 20, 2022 to stockholders of record as of September 28, 2022.

Investment Activity

During the quarter ended September 30, 2022, the Company made new investment commitments of approximately $49.5 million. New investment commitments were made across 14 portfolio companies and were comprised of 99.4% of first lien debt and 0.6% of equity investments.

(1) Annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 quarterly periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2022	SL Investment Corp.

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer